                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-100648) of ScanSoft, Inc. of our report dated February 9, 2003, except as to Note 20 for which the date is March 11, 2003, relating to the consolidated financial statements of ScanSoft, Inc. and our report dated February 9, 2003 relating to the financial statement schedule of ScanSoft, Inc., which appear in this Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 19, 2003